UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2012

3DIcon Corporation

(Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

On August 1, 2012 (the “Effective Date”) 3DIcon Corporation (the "Company") issued a Convertible Promissory Note (the “Note”) to JMJ Financial (“JMJ”) providing JMJ with the ability to invest up to $140,000 which contains a $15,000 original issue discount (the “JMJ Note”). JMJ provided $75,000 to the Company on the Effective Date.

The maturity date is one year from the effective date of each payment by JMJ to the Company (the “Maturity Date”). The conversion price (the “Conversion Price”) for each portion of consideration paid by JMJ to the Company is lesser of: (1) $0.15, or (2) 70% of the lowest trade price in the 25 trading days previous to the conversion. JMJ has agreed to restrict their ability to convert the JMJ Notes and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The JMJ Note provides for a one-time interest charge of 5%, which interest rate is in addition to the original issue discount.

On August 1, 2012, the Company and JMJ entered into a Registration Rights Agreement (the “RRA”) pursuant to which the Company agreed to (i) include on its amendment (the “Registration Statement”) to the registration statement on Form S-1 filed with the Securities and Exchange Commission on July 3, 2012 all shares issuable upon conversion of the JMJ Note and all shares issuable upon conversion of that certain promissory note dated June 6, 2012 issued by the Company to JMJ; and (ii) use its best effort to cause the Registration Statement to become effective. Failure to file the Registration Statement by August 31, 2012 will result in liquidated damages of $10,000 being added to the balance of the JMJ Note. In addition, failure to have the Registration Statement declared effective within 120 days of August 1, 2012 will result in a liquidated damages of $25,000 being added to the balance of the JMJ Note.

The JMJ Note was offered and sold to JMJ in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note dated August 1, 2012 issued to JMJ Financial
10.1	Registration Rights Agreement dated August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2012	3DICON CORPORATION By: /s/ Mark Willner
Name: Mark Willner Position: Chief Executive Officer